Exhibit 4.28

FOURTH SUPPLEMENTAL INDENTURE, dated as of January 11, 2001, among TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (the “Company”), AOL TIME WARNER INC., a Delaware corporation (“AOL Time Warner”), AMERICA ONLINE, INC., a Delaware corporation (“America Online”), TIME WARNER INC., a Delaware corporation formerly known as TW Inc. (“TWI”), TIME WARNER COMPANIES, INC., a Delaware corporation (“TWC”), and THE CHASE MANHATTAN BANK, as successor Trustee (the “Trustee”).

WHEREAS the Company has executed and delivered to the Trustee a Senior Debt Securities Indenture, dated as of May 15, 1993 (including the Company’s Standard Multiple Series Indenture Provisions dated May 15, 1993 incorporated therein by reference) (the “Original Indenture”), as amended from time to time, including by way of the First Supplemental Indenture, dated as of October 10, 1996 (the “First Supplemental Indenture”), among the Company, TWI and the Trustee, the Second Supplemental Indenture, dated as of December 5, 1997 (the “Second Supplemental Indenture”) among the Company, TWC, TWI and the Trustee, the Third Supplemental Indenture, dated as of March 17, 1998 (the “Third Supplemental Indenture”) among the Company, TWC, TWI and the Trustee, and including with respect to each particular series of securities, the terms of such securities established, as contemplated by Section 301 of the Original Indenture, pursuant to the Officers’ Certificate, dated as of July 8, 1993, pursuant to which the Company issued its 8d% Senior Notes due 2013, in the principal amount of $300,000,000 (the “8d% Notes Certificate”), the Officers’ Certificate, dated as of February 3, 1994, pursuant to which the Company issued its 7.40% Senior Notes due 2004, in the principal amount of $250,000,000 (the “7.40% Notes Certificate”) and the Officers’ Certificate, dated as of February 3, 1994, pursuant to which the Company issued its 8.40% Senior Debentures due 2024, in the principal amount of $200,000,000 (the “8.40% Debentures Certificate” and together with the 8d% Notes Certificate and the 7.40% Notes Certificate, the “Certificates”) (the Original Indenture as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Certificates is herein called the “Indenture”);

WHEREAS TWI has, by way of the First Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TWI Guarantee”);

WHEREAS TWC has, by way of the Second Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TWC Guarantee”);

WHEREAS TWI has, by way of the Third Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of TWC under the TWC Guarantee (the “Additional TWI Guarantee” and together with the TWI Guarantee, the “TWI Guarantees”);

WHEREAS pursuant to a Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000, as amended, among AOL Time Warner, America Online, TWI, America Online Merger Sub Inc. and Time Warner Merger Sub Inc., America Online and TWI will become wholly owned subsidiaries of AOL Time Warner;

WHEREAS Section 901(3) of the Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may, without the consent of any Holders, enter into one or more indentures supplemental to the Indenture for the purpose of adding additional Events of Default in respect of the Securities;

WHEREAS Section 901(9) of the Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may, without the consent of any Holders, enter into one or more indentures supplemental to the Indenture for the purposes of, among other things, making any provision with respect to matters or questions arising under the Indenture provided that no such change shall adversely affect the interests of the Holders of Securities of any series;

WHEREAS the Company proposes in and by this Seventh Supplemental Indenture to supplement and amend the Indenture in certain respects as it applies to Securities issued thereunder;

WHEREAS America Online desires to unconditionally and irrevocably guarantee all the monetary obligations of TWI under the TWI Guarantees (including obligations to the Trustee) and the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantees (the “America Online Guarantee”) and to extend to the Holders of Securities certain rights and privileges in connection with the America Online Guarantee;

WHEREAS AOL Time Warner desires to unconditionally and irrevocably guarantee all the monetary obligations of (i) America Online under the America Online Guarantee and (ii) TWI under the TWI Guarantees (including in each case obligations to the Trustee), and the full and punctual performance within applicable grace periods of all other obligations of America Online under the America Online Guarantee and TWI under the TWI Guarantees (the “AOL Time Warner Guarantee”) and to extend to the Holders of Securities certain rights and privileges in connection with the AOL Time Warner Guarantee; and

WHEREAS the Company, AOL Time Warner, America Online, TWI and TWC have requested that the Trustee execute and deliver this Fourth Supplemental Indenture and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms and to make the America Online Guarantee the valid obligation of America Online and the AOL Time Warner Guarantee the valid obligation of AOL Time Warner, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company, AOL Time Warner, America Online, TWI, TWC and the Trustee hereby agree that the following Sections of this Fourth Supplemental Indenture supplement the Indenture with respect to Securities issued thereunder:

SECTION 1.  Definitions.  Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

SECTION 2.  The America Online Guarantee.  (a)  America Online irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Fourth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of TWI under the TWI Guarantees (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantees.  America Online further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWI or TWC (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

(b)           America Online further agrees that the America Online Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

(c)           America Online further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the TWI Guarantees or the TWC Guarantee, and also waives diligence, notice of acceptance of the America Online Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person.  The obligations of America Online shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

(d)           The obligation of America Online to make any payment hereunder may be satisfied by causing the Company, AOL Time Warner, TWI or TWC to make such payment.  If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWI or TWC, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWI or TWC, any amount paid by any of them to the Trustee or such Holder, the America Online Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           America Online also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the America Online Guarantee.

(f)           Any term or provision of this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the America Online Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Fourth Supplemental Indenture, as it relates to America Online, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 3.  The AOL Time Warner Guarantee.  (a)  AOL Time Warner irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Fourth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of America Online under the America Online Guarantee and TWI under the TWI Guarantees (including in each case obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of America Online under the America Online Guarantee and TWI under the TWI Guarantees.  AOL Time Warner further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWI or TWC (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

(b)           AOL Time Warner further agrees that the AOL Time Warner Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

(c)           AOL Time Warner further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the TWI Guarantees or the TWC Guarantee, and also waives diligence, notice of acceptance of the AOL Time Warner Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person.  The obligations of AOL Time Warner shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

(d)           The obligation of AOL Time Warner to make any payment hereunder may be satisfied by causing the Company, America Online, TWI or TWC to make such payment.  If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWI or TWC, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWI or TWC, any amount paid by any of them to the Trustee or such Holder, the AOL Time Warner Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           AOL Time Warner also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the AOL Time Warner Guarantee.

(f)           Any term or provision of this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the AOL Time Warner Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Fourth Supplemental Indenture, as it relates to AOL Time Warner, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.  Amendments to Covenants.  Section 1009 of Article 10 of the Indenture is hereby supplemented and amended to read in its entirety as follows:

“SECTION 1009.  Consolidation, Merger, Conveyance or Transfer by AOL Time Warner, America Online, TWI or TWC on Certain Terms.  (a)  None of AOL Time Warner, America Online, TWI or TWC shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

“(1) the corporation formed by such consolidation or into which AOL Time Warner, America Online, TWI or TWC is merged or the Person which acquires by conveyance or transfer the properties and assets of AOL Time Warner, America Online, TWI or TWC substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of the obligations of AOL Time Warner, America Online, TWI or TWC, as the case may be, under this Indenture;

“(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

“(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

“(b)  Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of AOL Time Warner, America Online, TWI or TWC, as the case may be, substantially as an entirety in accordance with paragraph (a) of this Section, the successor Person formed by such consolidation or into which AOL Time Warner, America Online, TWI or TWC, as the case may be, is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of AOL Time Warner, America Online, TWI or TWC, as applicable under the Indenture with the same effect as if such successor had been named as AOL Time Warner, America Online, TWI or TWC, as applicable herein.  In the event of any such conveyance or transfer, the predecessor shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter.”

SECTION 5.  Additional Events of Default.  Clauses (h), (i) and (j) of Section 501 of the Indenture are hereby supplemented and amended to read in their entirety as follows:

“(h) the entry of an order for relief against AOL Time Warner or any Material U.S. Subsidiary thereof under Title 11, United States Code (the ‘Federal Bankruptcy Act’) by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging AOL Time Warner or any Material U.S. Subsidiary thereof a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of AOL Time Warner or any Material U.S. Subsidiary thereof under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner or any Material U.S. Subsidiary thereof or of any substantial part of its properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

“(i) the consent by AOL Time Warner or any Material U.S. Subsidiary thereof to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner or any Material U.S. Subsidiary thereof or of any substantial part of its properties, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by AOL Time Warner or any Material U.S. Subsidiary thereof in furtherance of any such action; or

“(j) default under any bond, debenture, note, guarantee or other evidence of indebtedness for money borrowed by AOL Time Warner, America Online, TWI or TWC (including a default with respect to a guarantee of the Securities of any series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by AOL Time Warner, America Online, TWI or TWC, whether such indebtedness now exists or shall hereafter be created, which default (i) shall constitute a failure to pay the principal of such indebtedness having an outstanding principal amount in excess of $50 million in the aggregate when due and payable at the final (but not any interim) maturity thereof after the expiration of any applicable grace period with respect thereto and the holders of such indebtedness shall not have waived such default or (ii) shall have resulted in such indebtedness having an outstanding principal amount in excess of $50 million in the aggregate becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in either case without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 60 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default and requiring AOL Time Warner, America Online, TWI or TWC to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a ‘Notice of Default’ hereunder.”

SECTION 6.  Effect on Indenture.  Except as expressly modified by this Fourth Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 7.  Form of Securities.  The Company shall not be required to prepare and execute, and the Trustee shall not be required to authenticate and deliver in exchange for outstanding Securities, any new Securities to conform to this Fourth Supplemental Indenture.

SECTION 8.  GOVERNING LAW.  THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, BUT NOT THE LAWS AS TO CONFLICTS OR CHOICE OF LAW, OF THE STATE OF NEW YORK.

SECTION 9.  Counterparts.  This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.  Trustee Not Responsible for Recitals.  The recitals therein contained are made by the Company, AOL Time Warner, America Online, TWI and TWC, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture.

SECTION 11.  Headings.  The headings of this Fourth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12.  Separability.  In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Securities, but this Fourth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first above written.

TURNER BROADCASTING SYSTEM, INC.,

by
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AOL TIME WARNER INC.,

by
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AMERICA ONLINE, INC.,

by
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TIME WARNER INC.,

by
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AMERICA ONLINE, INC.,

by
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TIME WARNER COMPANIES, INC.,

by
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THE CHASE MANHATTAN BANK, as Trustee

by
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